UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/29/2007

Servotronics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-07109

Delaware	16-0837866
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 6, 2007, Servotronics, Inc. (the "Company"), acting under the authority of the Company's Board of Directors, executed an amendment to the employment agreement with Nicholas D. Trbovich, Jr., Executive Vice President and a Director of the Company. The amendment set the annual base salary (effective as of May 1, 2007) for Mr. Trbovich, Jr. at $250,000 or such greater amount as the Company's Board of Directors may determine. The amendment also extended the term of his employment agreement for an additional year until July 1, 2012.

The foregoing summary description of the amendment to the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, as amended. A copy of the amendment to the employment agreement is filed as exhibit 10(A)(5) and is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2007, the Board of Directors approved an annual salary for Cari L. Jaroslawsky, Chief Financial Officer of the Company, equal to $135,000 effective as of May 1, 2007.

See Item 1.01 for regarding the amendment to the employment agreement for Nicholas D. Trbovich, Jr., Executive Vice President and a Director of the Company.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

The following is filed as an exhibit to this Current Report on Form 8-K:

10(A)(5)        Amendment to employment agreement for Nicholas D. Trbovich, Jr., Executive Vice President

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

Date: July 06, 2007	By:	/s/ Nicholas D. Trbovich
Nicholas D. Trbovich
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.(A)(5)	Amendment to employment agreement for Nicholas D. Trbovich, Jr., Executive Vice President